Troutman Pepper Locke LLP 3000 Two Logan Square, Eighteenth and Arch Streets Philadelphia, PA 19103-2799 troutman.com

Exhibit 5.1

June 12, 2026

Independence Realty Trust, Inc.

Independence Realty Operating Partnership, LP
1835 Market Street, Suite 2601
Philadelphia, Pennsylvania 19103

Re:         Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Independence Realty Trust, Inc., a Maryland corporation (the “Company”), and Independence Realty Operating Partnership, LP, a Delaware limited partnership (“IROP” and together with the Company, the “Registrants”), in connection with the filing by the Registrants of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) on the date hereof, relating to the registration of (1) the offer and sale of: (a) shares of common stock, $0.01 par value per share, of the Company (“Common Shares”), (b) one or more series of shares of preferred stock, $0.01 par value per share, of the Company (“Preferred Shares”), (c) debt securities (“IRT Debt Securities”) to be issued in one or more series under an indenture, a form of which is included as an exhibit to the Registration Statement, between the Company and a trustee to be named (such indenture, together with the applicable board resolutions, supplemental indentures or officer’s certificates pertaining to the applicable series of IRT Debt Securities, the “IRT Indenture”), (d) stock purchase contracts (“Stock Purchase Contracts”), (e) depositary shares representing fractional interests in a particular series of Preferred Shares (“Depositary Shares”), (f) warrants to purchase Common Shares, Preferred Shares, IRT Debt Securities, or Depositary Shares (“Warrants”), (g) rights to purchase Common Shares or other securities covered by the Registration Statement (“Rights”), and (h) units representing interests in two or more securities covered by the Registration Statement (“Units,” and together with the Common Shares, the Preferred Shares, the IRT Debt Securities, the Stock Purchase Contracts, the Depositary Shares, the Warrants and the Rights, collectively, the “IRT Securities”) and (2) the offer and sale of debt securities of IROP (“IROP Debt Securities,” and together with the IRT Debt Securities, the “Debt Securities”) to be issued in one or more series under an indenture, a form of which is included as an exhibit to the Registration Statement, between IROP and a trustee to be named (such indenture, together with the applicable board resolutions, supplemental indentures or officer’s certificates pertaining to the applicable series of IROP Debt Securities, the “IROP Indenture,” and together with the IRT Indenture, the “Indentures”), which will be fully and unconditionally guaranteed by the Company (the “Guarantees,” and collectively with the IRT Securities and the IROP Debt Securities, the “Securities”). The Securities may be offered and sold, from time to time, as set forth in the prospectus which forms a part of the Registration Statement, and as may be set forth in one or more supplements to the prospectus, after the Registration Statement becomes effective. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings assigned to them in the Registration Statement.

Page 2 June 12, 2026

In connection with our representation of the Company and IROP, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1.

the Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Commission under the Securities Act of 1933, as amended (the “1933 Act”), on the date hereof;

2.	the forms of the Indentures filed as exhibits to the Registration Statement;

3.

the corporate charter of the Company consisting of the Articles of Restatement of the Company, as amended through the date hereof (the “Charter”), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

4.	the Amended and Restated Bylaws of the Company, as amended through the date hereof (the “Bylaws”), certified as of a recent date by the Secretary of the Company;

5.

the Fifth Amended and Restated Agreement of Limited Partnership of IROP, as amended and supplemented through the date hereof (the “Partnership Agreement”), certified as of a recent date by an officer of the Company, in the Company’s capacity as the sole general partner of IROP;

6.	the Certificate of Limited Partnership of IROP (the “Certificate”), certified as of a recent date by the Secretary of State of the State of Delaware;

7.

resolutions adopted by the Board of Directors of the Company (acting on behalf of the Company in its own capacity and in the Company’s capacity as sole general partner of IROP) relating to the registration of the Securities, certified as of a recent date by the Secretary of the Company; and

Page 3 June 12, 2026

8.	such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

1.	each person executing any of the Documents on behalf of a party (other than the Company or IROP) is duly authorized to do so;

2.	each natural person executing any of the Documents is legally competent to do so;

3.

each of the parties (other than the Company or IROP) executing or delivering any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms;

4.

all Documents submitted to us as originals are authentic; all Documents submitted to us as certified or photostatic copies conform to the original documents; all signatures on all such Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all statements and information contained in the Documents and in the factual representations to us by officers of the Company are true and complete; and there has been no oral or written modifications or amendments to the Documents and there has been no waiver of any provisions of any of the Documents, by action or conduct of the parties or otherwise;

5.

the form of certificate, receipt or other instrument or document representing the Securities approved subsequent to the date hereof will conform in all respects to the requirements applicable under Maryland law and Delaware law, as applicable;

6.

the Securities will be issued against payment of valid consideration under applicable law and consistent with the authorization of such issuance by the Board of Directors of the Company (acting on behalf of the Company in its own capacity or in the Company’s capacity as sole general partner of IROP, as applicable), or a duly authorized and empowered committee thereof;

7.

the outstanding shares of capital stock of the Company have not been and will not be transferred in violation of any restriction on ownership and transfer set forth in Article IV of the Charter or other organizational document of the Company. The Securities will not be issued or transferred in violation of any restriction on ownership and transfer set forth in Article IV of the Charter or other organizational document of the Company; and

Page 4 June 12, 2026

8.

with respect to the Debt Securities, the applicable trustees will have been qualified under the Trust Indenture Act of 1934, as amended (the “TIA”), and a Statement of Eligibility of the Trustee on Form T-1 will have been properly filed with the Commission, at the time the Debt Securities are offered or issued (or such later time as may be permitted pursuant to the rules, regulations, interpretations or positions of the Commission) as contemplated by the Registration Statement.

For the purposes of the opinions set forth below, we have assumed that the issuance of, and certain terms of, the Securities that may be issued from time to time will have been duly authorized and established by proper action of IROP or the Company, as applicable, or, with respect to the Guarantees of the Company, consistent with the procedures and terms described in the Registration Statement and, in each case, in accordance with (a) the Certificate, the Partnership Agreement and applicable Delaware law, with respect to IROP and (b) the Charter and Bylaws and applicable Maryland law, with respect to the Company, and in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on IROP or the Company, respectively (the “Authorizing Proceedings”).

Page 5 June 12, 2026

In expressing the opinions set forth below, we have further assumed that (i) prior to any issuance of Preferred Shares or Depositary Shares, such Preferred Shares shall be classified in accordance with the Charter and applicable Maryland law, and appropriate Articles Supplementary to the Charter shall be duly filed for recordation with the SDAT; (ii) all Stock Purchase Contracts offered and sold will be issued under purchase contracts that create legal, valid and binding obligations of the parties thereto (other than the Company); (iii) all Depositary Shares offered and sold will be issued under a deposit agreement (a “Deposit Agreement”) that creates legal, valid and binding obligations of the parties thereto (other than the Company); (iv) all Warrants offered and sold will be issued under a warrant agreement (a “Warrant Agreement”) that creates legal, valid and binding obligations of the parties thereto (other than the Company); (v) all Rights offered and sold will be issued under a rights agreement (a “Rights Agreement”) that creates legal, valid and binding obligations of the parties thereto (other than the Company); (vi) all Units offered and sold will be issued under a unit agreement (a “Unit Agreement”) that creates legal, valid and binding obligations of the parties thereto (other than the Company); (vii) all IRT Debt Securities (including any IRT Debt Securities duly issued upon conversion, exchange or exercise of any other Securities) offered and sold by the Company pursuant to the Registration Statement, when (a) the applicable IRT Indenture has been duly authorized, executed and delivered by the Company and the applicable trustee and has been qualified under the TIA, (b) the specific terms of a particular series of IRT Debt Securities have been duly established in accordance with such IRT Indenture and applicable law in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company, (c) such IRT Debt Securities have been duly authorized by all necessary corporate action of the Company, duly authenticated by the applicable trustee and duly executed, issued and delivered against payment of the consideration therefor in accordance with such IRT Indenture and as contemplated by the Registration Statement and the related form of prospectus, any applicable prospectus supplement, any applicable documents and such corporate action, and (d) if such IRT Debt Securities are convertible into Common Shares or Preferred Stock, such Common Shares or Preferred Stock have been duly authorized and reserved for issuance by all necessary corporate action of the Company and in accordance with the applicable IRT Indenture, such IRT Debt Securities will constitute legal, valid and binding obligations of the parties thereto (other than the Company); and (viii) all IROP Debt Securities (including any IROP Debt Securities duly issued upon conversion, exchange or exercise of any other Securities) offered and sold by IROP pursuant to the Registration Statement, and any related Guarantees offered by the Company pursuant to the Registration Statement, when (a) the applicable IROP Indenture has been duly authorized, executed and delivered by IROP and the applicable trustee and has been qualified under the TIA, (b) the specific terms of a particular series of IROP Debt Securities have been duly established in accordance with such IROP Indenture and applicable law in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on IROP, (c) the specific terms of any Guarantees of such IROP Debt Securities have been duly established in accordance with such IROP Indenture and applicable law, (d) such IROP Debt Securities and any Guarantees thereof have been duly authorized by all necessary limited partnership or corporate action of IROP or the Company, respectively, duly authenticated by the applicable trustee and duly executed, issued and delivered against payment of the consideration therefor in accordance with such IROP Indenture and as contemplated by the Registration Statement and the related form of prospectus, any applicable prospectus supplement, any applicable documents and such limited partnership or corporate action, as applicable, and (e) if such IROP Debt Securities are convertible into Common Shares or Preferred Stock, such Common Shares or Preferred Stock have been duly authorized and reserved for issuance by all necessary corporate action of the Company and in accordance with the applicable IROP Indenture, such IROP Debt Securities and any Guarantees thereof will constitute legal, valid and binding obligations of the parties thereto (other than the Company and IROP).

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that:

1.

Upon the completion of all Authorizing Proceedings relating to the Securities that are Common Shares or of which Common Shares are a component, and assuming that at the time of any offering or sale of such Common Shares or Securities of which Common Shares are a component the Company shall have such number of Common Shares as are included in such offering or sale authorized and available for issuance, the Common Shares will be duly authorized and, when and if delivered against payment therefor in accordance with the resolutions of the Board of Directors of the Company, or a duly authorized and empowered committee thereof, authorizing their issuance, will be validly issued, fully paid and nonassessable.

Page 6 June 12, 2026

2.

Upon the completion of all Authorizing Proceedings relating to the Securities that are Preferred Shares, or of which Preferred Shares are a component, and upon the classification of such Preferred Shares in accordance with applicable law and the filing of appropriate Articles Supplementary to the Charter with the SDAT, and assuming that at the time of any offering or sale of such Preferred Shares, or Securities of which Preferred Shares are a component, the Company shall have such number of Preferred Shares as are included in such offering or sale authorized and available for issuance, the Preferred Shares will be duly authorized and, when and if delivered against payment therefor in accordance with the resolutions of the Board of Directors of the Company, or a duly authorized and empowered committee thereof, authorizing their issuance, will be validly issued, fully paid and nonassessable.

3.

Upon completion of all Authorizing Proceedings relating to Securities that are Stock Purchase Contracts and the due execution and delivery of the Stock Purchase Contracts, and assuming that at the time of any offering or sale of such Stock Purchase Contracts the Company shall have such number of Common Shares and/or Preferred Shares as are issuable or deliverable by the Company under such Stock Purchase Contracts authorized and available for issuance, the Stock Purchase Contracts will be duly authorized and, when and if delivered against payment therefor in accordance with the resolutions of the Board of Directors of the Company, or a duly authorized and empowered committee thereof, authorizing their issuance, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

4.

Upon the completion of all Authorizing Proceedings relating to a Deposit Agreement and a series of Preferred Shares underlying a series of Depositary Shares (and subject to the assumption expressed in opinion paragraph 2 above), and upon the classification of the Preferred Shares represented by the Depositary Shares in accordance with applicable law and the filing of appropriate Articles Supplementary to the Charter with the SDAT and the due execution and delivery of the Deposit Agreement and depositary receipts evidencing the Depositary Shares (the “Depositary Receipts”) in the form provided by the Deposit Agreement, such Depositary Shares and Depositary Receipts will be duly authorized and, when issued against payment therefor in accordance with the resolutions of the Board of Directors of the Company, or a duly authorized and empowered committee thereof, authorizing their issuance, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

Page 7 June 12, 2026

5.

Upon completion of all Authorizing Proceedings relating to Securities that are Warrants and the due execution and delivery of the Warrant Agreement for the Warrants and certificates representing such Warrants, and assuming that at the time of any offering or sale of such Warrants the Company shall have such number of Common Shares and/or Preferred Shares as are issuable upon exercise of such Warrants authorized and available for issuance, the Warrants and Warrant Agreement will be duly authorized and, when and if delivered against payment therefor in accordance with the resolutions of the Board of Directors of the Company, or a duly authorized and empowered committee thereof, authorizing their issuance, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

6.

Upon completion of all Authorizing Proceedings relating to Securities that are Rights and the due execution and delivery of the Rights Agreement for the Rights and certificates representing such Rights, and assuming that at the time of any offering or sale of such Rights the Company shall have such number of Common Shares and/or Preferred Shares as are issuable upon exercise of such Rights authorized and available for issuance, the Rights and Rights Agreement will be duly authorized and, when and if delivered against payment therefor in accordance with the resolutions of the Board of Directors of the Company, or a duly authorized and empowered committee thereof, authorizing their issuance, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

7.

Upon completion of all Authorizing Proceedings relating to Securities that are Units and the due execution and delivery of the Units Agreement for the Units and certificates representing such Units, and assuming that at the time of any offering or sale of such Units the Company shall have such number of Common Shares and/or Preferred Shares as are issuable upon exercise or conversion of Securities that are components of such Units authorized and available for issuance, the Units and Units Agreement will be duly authorized and, when and if delivered against payment therefor in accordance with the resolutions of the Board of Directors of the Company, or a duly authorized and empowered committee thereof, authorizing their issuance, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

Page 8 June 12, 2026

8.

Upon completion of all Authorizing Proceedings relating to Securities that are IRT Debt Securities (including any IRT Debt Securities duly issued upon conversion, exchange or exercise of any other Securities), and upon the due execution, authentication and delivery of the IRT Debt Securities pursuant to the IRT Indenture, the IRT Debt Securities will be duly authorized by all necessary corporate action of the Company, and, when and if delivered against payment therefor in accordance with the resolutions authorizing their issuance, and when and if delivered against payment therefor in accordance with the resolutions of the Board of Directors of the Company, or a duly authorized and empowered committee thereof, authorizing their issuance, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

9.

Upon completion of all Authorizing Proceedings relating to Securities that are IROP Debt Securities (including any IROP Debt Securities duly issued upon conversion, exchange or exercise of any other Securities), and upon the due execution, authentication and delivery of the IROP Debt Securities pursuant to the IROP Indenture, the IROP Debt Securities will be duly authorized by all necessary partnership action of IROP, and, when and if delivered against payment therefor in accordance with the resolutions authorizing their issuance, and when and if delivered against payment therefor in accordance with the resolutions of the Board of Directors of the Company, or a duly authorized and empowered committee thereof, authorizing their issuance, will be legal, valid and binding obligations of IROP, enforceable against IROP in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

10.

Upon completion of all Authorizing Proceedings relating to Securities that are Guarantees, and upon the due execution, authentication and delivery of the Guarantees pursuant to the applicable Indenture, the Guarantees will be duly authorized by all necessary action of the Company, and when and if delivered against payment therefor in accordance with the resolutions of the Board of Directors of the Company, or a duly authorized and empowered committee thereof, authorizing their issuance, such Guarantees will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

Page 9 June 12, 2026

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

The foregoing opinions are limited to the substantive laws of the State of Delaware and the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of Delaware and the State of Maryland, or as to federal or state laws regarding fraudulent transfers. We assume no obligation to supplement this opinion letter if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion letter is being furnished to you for your submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein and under the section “Legal Matters” in the Prospectus included in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Troutman Pepper Locke LLP

TROUTMAN PEPPER LOCKE LLP